UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

885 West Georgia Street, Suite 2200 Vancouver, B.C. V6C 3E8
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  604-687-5800

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

    On April 26, 2011, Silver Bull Resources, Inc. (the “Company”) filed a Current Report on Form 8-K to report the voting results of its annual meeting of shareholders held on April 20, 2011, including the results of the advisory vote on the frequency of future shareholder advisory votes on named executive officer compensation.

    The Company is filing this Amendment No. 1 on Form 8-K/A solely to update, in accordance with Item 5.07(d) of Form 8-K, the disclosures made regarding the advisory vote on the frequency of future shareholder advisory votes on named executive officer compensation.

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

    At the 2011 Annual Meeting, the Company’s shareholders voted in favor of holding an advisory vote on named executive officer compensation every three years, consistent with the recommendation of the Company’s Board of Directors.  In light of this vote, the Company will hold a shareholder advisory vote on the compensation of its named executive officers every three years.  The Company will continue to hold the shareholder advisory vote on named executive officer compensation every three years until such time that the frequency vote is next presented to shareholders or until the Board of Directors determines otherwise.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2011

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
Sean Fallis
Chief Financial Officer